                                                                     EXHIBIT 3.7

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                              EMPIRE RESORTS, INC.

                         Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware
                ------------------------------------------------

            EMPIRE RESORTS,  INC. (the "CORPORATION"),  a corporation  organized and existing under and by virtue of the General  Corporation Law of the State of
Delaware, does hereby certify as follows:

            1. The name of the corporation is Empire Resorts, Inc.

            2. The  Certificate of  Incorporation  of the  Corporation is hereby amended by adding a new Article TWELFTH, as follows:

            TWELFTH: A. NUMBER OF DIRECTORS. Subject to the rights, if any,  of the holders of any series of  Preferred  Stock to elect additional directors under specified  circumstances, the number of  directors  shall be fixed from time to time exclusively  by  the  Board  of  Directors  pursuant  to a resolution  adopted by a majority  of the total  number of directors which the  Corporation  would have if there were no vacancies (the "Whole Board").

            B.  ELECTION AND TERMS OF  DIRECTORS.  Directors  shall be elected by a plurality of votes cast, and the directors of this Corporation shall be divided into three classes, with respect to the time that they  severally  hold office,  as nearly equal in number as possible,  with the initial term of office of the first class of directors to expire at the
            2004 annual meeting of stockholders of the Corporation and
            until  their   respective   successors   are  elected  and
            qualified,  the initial term of office of the second class of  directors  to expire  at the 2005  annual  meeting  of stockholders of the Corporation and until their respective successors  are elected and qualified and the initial term of office of the third class of directors to expire at the
            2006 annual meeting of stockholders of the Corporation and
            until  their   respective   successors   are  elected  and
            qualified.  Commencing  with the 2004  annual  meeting  of stockholders  of the  Corporation,  directors  elected  to succeed those directors whose terms have thereupon expired shall be  elected  for a term of  office  to expire at the third  succeeding  annual meeting of  stockholders  of the
            Corporation   after   their   election   and  until  their
            respective successors are elected and qualified

                 C. NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

                        (1) If the number of directors is changed, any
                 increase or decrease shall be  apportioned  among the
                 classes so as to maintain or attain, if possible, the
                 equality  of the number of  directors  in each class,
                 but in no  case  will a  decrease  in the  number  of
                 directors shorten the term of any incumbent director.
                 If such  equality is not  possible,  the  increase or
                 decrease  shall be  apportioned  among the classes in
                 such a way  that  the  difference  in the  number  of
                 directors in any two classes shall not exceed one.

                        (2)  Subject to the  rights of the  holders of
                 any  series  of  Preferred   Stock,   newly   created
                 directorships  resulting  from  any  increase  in the
                 authorized  number of directors  or any  vacancies on
                 the  Board  of   Directors   resulting   from  death,
                 resignation,  retirement,  disqualification,  removal
                 from  office  or other  cause  (other  than a vacancy
                 resulting from removal by the stockholders,  in which
                 case   such   vacancy   shall   be   filled   by  the
                 stockholders) shall be filled only by a majority vote
                 of the directors  then in office,  though less than a
                 quorum,  and a director  so chosen  shall hold office
                 for the unexpired portion of the term of the class in
                 which such director was chosen to serve and until his
                 successor  is elected and  qualified.  No decrease in
                 the number of authorized  directors  constituting the
                 entire Board of Directors  shall  shorten the term of
                 any incumbent director.

                 D.  AMENDMENTS TO ARTICLE  TWELFTH  SECTION 12(B) AND
                 12(C)(1).  The  affirmative  vote of the  holders  of
                 eighty  percent  (80%) of the voting  power of all of
                 the then  outstanding  shares of the capital stock of
                 the  Corporation  entitled to vote  generally  in the
                 election of directors  (the "Voting  Stock"),  voting
                 together  as a single  class,  shall be  required  to
                 amend  or   repeal,   or  to  adopt   any   provision
                 inconsistent  with Article Twelfth Sections 12(B) and
                 12(C)(1)  unless  approved  by at least  seventy-five
                 percent  (75%) of the Whole Board.  In the event that
                 at least  seventy-five  percent  (75%)  of the  Whole
                 Board   approves   any  such   provision,   then  the
                 affirmative vote of the holders of outstanding  stock
                 representing  at least a majority of the voting power
                 of all of  the  then  outstanding  shares  of  Voting
                 Stock,  voting  together as a single class,  shall be
                 required  to  amend  or  repeal,   or  to  adopt  any
                 provision  inconsistent with Article Twelfth Sections
                 12(B) and 12(C)(1).

                 E.  REMOVAL.  Subject to the rights of the holders of
                 Preferred  Stock,  and  unless  this  Certificate  of
                 Incorporation otherwise provides,  where the Board of
                 Directors  is  classified  as provided in GCL Section
                 141(d), any director or the entire Board of Directors
                 may be removed by  stockholders  only for cause,  and
                 the  affirmative  vote of eighty percent (80%) of the
                 voting power of all of the then outstanding shares of
                 Voting Stock,  voting  together as a single class, or
                 the  affirmative  vote of at least a majority  of the
                 Whole  Board,   shall  be  required  to  effect  such
                 removal."

            3.  The  Amendment  to  the  Certificate  of  Incorporation  of  the
      Corporation  effected by this Certificate was duly authorized by the Board of Directors of the  Corporation  in  accordance  with the  provisions  of
      Section 242 of the General  Corporation Law of the State of Delaware,  and

      by the affirmative vote of the holders of a majority of the  Corporation's outstanding  capital stock entitled to vote thereon by written  consent in accordance  with the provisions of Section 228 of the General  Corporation
      Law of the State of Delaware.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS  WHEREOF,  the Corporation has caused this Certificate of
Amendment to be signed and  acknowledged by its Chief Financial  Officer on this
12th day of January, 2004.

                                               EMPIRE RESORTS, INC.

                                               By: /s/ Scott A. Kaniewski
                                                   --------------------------
                                                   Name:  Scott A. Kaniewski
                                                   Title: CFO